Exhibit 99.1

FOR IMMEDIATE RELEASE

PARAMETRIC SOUND SIGNS LETTER OF INTENT TO LICENSE HYPERSOUND™ TECHNOLOGY TO EPSILON ELECTRONICS

POWAY, California, June 5, 2012 – Parametric Sound Corporation (Nasdaq: PAMT), a leading innovator of directed audio products and solutions, today announced that it has signed a Letter of Intent with Epsilon Electronics. The letter specifies the principal terms of a definitive license and manufacturing agreement including expected up-front licensing fees and ongoing product royalties.

Epsilon is one of the world’s largest manufacturers of aftermarket audio and video products for automobiles, with distribution in over 70 countries. While a number of consumer products are anticipated to be developed and introduced under the planned agreement, the arrangement will be non-exclusive except for after-market automobile products for which Epsilon retains two-year exclusivity rights subject to certain conditions.

 “Parametric Sound’s IP licensing strategy is structured to enable companies such as Epsilon Electronics to offer innovative new products and applications utilizing directed sound,” said Kenneth F. Potashner, executive chairman of Parametric Sound. “We look forward to a long term relationship with Epsilon.”

“New, disruptive audio technologies are becoming increasingly important in home and automotive consumer products,” said Jack Rochel, president of Epsilon Electronics. “We look forward to working with Parametric, and believe this partnership enables our brands to provide advanced solutions to our global customer base.”

About Parametric Sound Corporation
Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. Recent innovations produce a distinctive 3D audio image from just two speakers opening opportunities for 3D sound solutions for computers and entertainment. For more information, visit www.parametricsound.com.

About Epsilon Electronics Corporation
Epsilon Electronics, Inc. manufactures and markets audio and video systems specially for automobiles under the brands Farenheit, Soundstream and Power Acoustik. The company offers DVD (Digital Video Disc) players, Bluetooth systems, ceiling mount monitors, MultiProcessor Interrupt Controller (MPIC), video accessories, speakers, amplifiers and sound processors. Epsilon Electronics, Inc. was founded in 1981 and is based in Montebello, California.

Cautionary note on forward-looking statements
This press release includes forward-looking information and statements. Except for historical information contained in this release, statements in this release, including those by Mr. Potashner, may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events that are based on management's belief, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Some of these factors include the acceptance of new Parametric Sound products and technologies, the impact of competitive products and pricing, the timely development and release of products by the Company, general business and economic conditions, and other factors detailed in the Company's Annual Report on Form 10-K and other periodic reports filed with the SEC. Parametric Sound Corporation specifically disclaims any obligation to update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

MEDIA CONTACT:
Tracy Neumann
888-HSS-2150 Ext 9
tneumann@parametricsound.com
or
INVESTOR RELATIONS CONTACT:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051